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                                 VF CORPORATION

                DEFERRED SAVINGS PLAN FOR NON-EMPLOYE DIRECTORS

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                                 VF CORPORATION
                DEFERRED SAVINGS PLAN FOR NON-EMPLOYEE DIRECTORS


                  VF Corporation (the "Company") hereby establishes this Deferred Savings Plan for Non-Employee Directors (the "Plan") pursuant to which non-employee members of its Board of Directors may elect to defer receipt of all or any portion of the compensation payable to them for services rendered to the Company. The intention of VF Corporation is that the Plan be at all times maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended ("Code"), and exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The plan shall be effective as of March 1, 1997.


                                    SECTION I
                                   DEFINITIONS

                  Unless otherwise required by the context, the terms used herein shall have the meanings as set forth below:

                  1. "ACCRUED BENEFIT" means the sum of a Participant's Deferrals (and any gains and losses credited thereon).

                  2. "BENEFICIARY" means the individual or entity named pursuant to the Plan to receive benefit payments hereunder in the event of the death of the Participant.

                  3.       "COMMITTEE" means the VF Corporation Pension Plan
Committee.

                  4. "COMPANY" means VF Corporation, a Pennsylvania corporation.

                  5. "COMPENSATION" means a Participant's aggregate compensation payable by the Company for services rendered as a Director, including the annual base retainer and attendance fees for board and committee meetings.

                  6. "DEFERRAL" means that portion of a Participant's Compensation elected to be deferred hereunder.

                  7. "PARTICIPANT" means a Director who is not employed by the Company or any of its subsidiaries or affiliates.

                  8. "PLAN" means the VF Deferred Savings Plan for Non-Employee Directors, as it may be amended from time to time.



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                  9.       "PLAN YEAR" means the calendar year, except that
with respect to the first year, the Plan Year shall commence
March 1, 1997 and end December 31, 1997.

                  10. "SEVERANCE FROM SERVICE" means the date on which a Participant ceases to be a Director of the Company.

                  11. "SPOUSE" means the person to whom the Participant is legally married.


                                   SECTION II
                                   ELIGIBILITY

                  1. A Director shall be eligible to make Deferral elections under this Plan as long as he or she (a) remains a Director of the Company and (b) is not concurrently employed by the Company or any of its subsidiaries or affiliates.

                  2.       Participation in this Plan is voluntary.


                                   SECTION III
                                    DEFERRALS

                  1. ELECTION. A Participant may elect to defer up to 100% of his or her Compensation by directing the Company to reduce his or her Compensation by a whole percentage or amount authorized by an agreement executed by the Participant and approved by the Committee. Such Deferral election shall be made during the December immediately prior to the Plan Year to which the election relates, provided that for the first Plan Year, the election shall be made on or before March 1, 1997.

                  2. NON-DEFERRED COMPENSATION. Any Compensation not deferred under this Plan shall be paid in accordance with normal
Company policy.

                  3. VESTING. A Participant shall have a nonforfeitable right to his or her Deferrals and any credited gains or losses attributable thereto.

                  4. CHANGE OF ELECTION. The percentage or amount of Compensation designated by the Participant as a Deferral will continue in effect, notwithstanding any change in Compensation, until the Participant requests a change of such percentage or amount (increase, decrease or suspension) and obtains the consent of the Committee. A Participant, by submitting a written election form to the Committee prior to the first day of the calendar quarter for which the election is to become effective, may request a change of the percentage or amount of Deferral. If the Committee consents, such change shall become effective no later than the first day of the calendar quarter next following such consent.


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                                   SECTION IV
                                   INVESTMENT

                  A Participant's Deferrals shall be credited with gains and losses as if such Deferrals had been invested in a hypothetical fund which invests in common stock of the Company, purchased on the open market at the then prevailing price on the New York Stock Exchange on the date of purchase or in a private transaction with a seller other than the Company.


                                    SECTION V
                                     RECORDS

                  The Committee shall create and maintain adequate records, in book entry form, for each Participant of Deferrals and credited gains or losses attributable thereto. Each Participant shall be informed of the status of his or her Accrued Benefit at least quarterly.


                                   SECTION VI
                                  PLAN BENEFITS

                  1. SEVERANCE FROM SERVICE. Upon a Participant's Severance from Service, he or she shall be entitled to his or her Accrued Benefit payable in accordance with Section VII.

                  2. DEATH. In the event of the death of a Participant prior to Severance from Service, the Participant's Beneficiary shall be entitled to a benefit equal to the Participant's Accrued Benefit, payable in accordance with Section VII.

                  3. BENEFICIARY. Each Participant should designate a Beneficiary (along with alternate beneficiaries) to whom, in the event of the Participant's death, any benefit is payable hereunder. Each Participant has the right to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until filed with the Committee; provided, however, that the Committee shall not recognize the validity of any designation received after the death of the Participant. The interest of any Beneficiary who dies before the Participant will terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan will be paid to the Spouse of the Participant if living at the time of payment, otherwise in equal shares to such of the children of the Participant as may be living at the time of payment; provided, however, that if there is no surviving Spouse or child at the time of payment, such payment will be made to the estate of the Participant.


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                                   SECTION VII
                               PAYMENT OF BENEFITS

                  1. The normal form for the payment of a Participant's Accrued Benefit shall be a lump-sum payment in cash, payable as soon as practicable after the event giving rise to the distribution.

                  2. Notwithstanding the foregoing, a Participant may request, by filing an application in writing to the Committee, that payment be made in installments over a period of not more than ten (10) years. Such written application must be made to the Committee at least sixty (60) days prior to the Participant's Severance from Service, and the decision to permit the requested installment payments shall be made at the sole discretion of the Committee taking into account the interests of the Participant and the Company.



                                  SECTION VIII
                                 FUNDING STATUS

                  This Plan is unfunded. All obligations hereunder shall constitute an unsecured promise of the Company to pay a Participant's benefit out of the general assets of the Company, subject to all of the terms and conditions of the Plan, as amended from time to time, and applicable law. A Participant hereunder shall have no greater right to benefits provided hereunder than that of any unsecured general creditor of the Company.


                                   SECTION IX
                                 ADMINISTRATION

                  1. The Plan shall be administered by the Committee which shall have the following powers and responsibilities.

                           (a)      to amend the Plan;

                           (b)      to terminate the Plan;

                           (c)      to construe the Plan, make factual
                                    determinations, consider requests made by
                                    Participants, correct defects, and take any and all similar actions to the extent necessary to administer the Plan, with any instructions or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

                           (d) to prepare periodic administration reports to the Board of Directors which will show, in reasonable detail, the administrative operations of the Plan; and


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                           (e)      to take all other actions and do all other
                                    things which are reasonable and necessary to the proper administration of the Plan.

                  2. The Committee shall have complete discretion in carrying out its powers and responsibilities under the Plan, and its exercise of discretion hereunder shall be final and conclusive.

                  3. The Committee may, in writing, delegate some or all of its powers and responsibilities to any other person or entity.

                  4. The Committee may hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business at all meetings and a majority vote of those present and constituting a quorum at any meeting will be required for action. The Committee may also act by written consent of a majority of its members.

                  5. The Committee may adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan. Records of administration of the Plan will be kept, and Participants and their Beneficiaries may examine records pertaining directly to themselves.

                  6. The Committee may retain such counsel, and actuarial, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

                  7. The Committee shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed auditor, or actuary, upon all certificates and reports made by any investment manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

                  8. No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member's behalf, as a member of the Committee. Neither the Company nor any of its officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's responsibility as a fiduciary with respect to the Plan under any applicable law. The Company shall indemnify and hold harmless its officers, directors, and each member of the Committee against any and all claims, losses, damages, expenses (including attorneys' fees), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such officer, director or member of the Committee. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.



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                                    SECTION X
                          MODIFICATION AND TERMINATION

                  The Committee reserves the right to terminate this Plan at any time or to modify, amend or suspend it from time to time. Any such termination or modification shall be effective at such date as the Committee may determine. The Committee shall promptly give notice of any such modification or termination to all Participants. A modification may affect Participants, irrespective of whether they are past, current or future Participants, provided, however, that a modification may not eliminate or reduce the Accrued Benefit of any Participant as of the effective date of such modification.


                                   SECTION XI
                               GENERAL PROVISIONS

                  1. Nothing contained herein shall be deemed to give any Non-Employee Director the right to be retained in the service of the Company.

                  2. It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law.

                  3. All payments of benefits under the Plan shall be subject to such taxes and other withholdings (federal, state or local) as may be due thereon, and the determination of the Committee as to withholding with respect to payments shall be binding upon the Participant and each Beneficiary.

                  4. The sale of all of the assets of the Company, or a merger, consolidation or reorganization of the Company wherein the Company is not the surviving corporation, or any other transaction which, in effect, amounts to a sale of the Company or voting control thereof, shall not terminate this Plan or any related agreements and the obligations created hereunder or thereby shall be binding upon the successors and assigns of the Company.

                  5. If a Participant or Beneficiary entitled to receive any benefits hereunder is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee might designate or to the duly appointed guardian.




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                  6.       This Plan shall be governed by and construed in
accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding the conflict of law rules applicable therein.




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